Exhibit 5.1

To the Board of Managers of Orion Engineered Carbons S.à r.l. 15, rue Edward Steichen L-2540 Luxembourg Grand Duchy of Luxembourg

Luxembourg, 24 July 2014

Your ref. : /
Our ref. : 57224/ #11502268 laurent.schummer@arendt.com
Tel. : (352) 40 78 78-7710
Fax : (352) 40 78 04-880

ORION ENGINEERED Carbons S.à r.l. – F1 Registration Statement

Ladies and Gentlemen,

We are acting as Luxembourg counsel for Orion Engineered Carbons S.à r.l., a société à responsabilité limitée, having its registered office at 15, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg, registered with the Registre de Commerce et des Sociétés de Luxembourg under number B 160 558, (the “Company”) in connection with the registration statement on Form F-1 pursuant to Rule 462(b) under the US Securities Act of 1933 (the “Securities Act”), as amended, relating to additional 1,725,000 common shares (the “Offered Shares”) of the Company offered by the Selling Shareholder (as this term is defined in the Initial Registration Statement, as defined below), each with no par value. This Opinion is in addition to our opinion filed as Exhibit 5.1 to the Company’s Registration Statement on Form F-1 (the “Initial Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act on 14 July 2014, relating to the offering by the Selling Shareholder of 20,700,000 common shares of the Company, each with no par value. The Initial Registration Statement is incorporated by reference into the registration statement to which this opinion is an exhibit (the “Registration Statement”), pursuant to Rule 462(b) of the Securities Act.

We have assumed for the purposes hereof, that, (i) the offer of the Offered Shares will be conditional upon the due and valid passing of the resolutions of the EGM 1 and the EGM 2 and (ii) the passing of the resolutions of the EGM 1 and the EGM 2 will have no retroactive effect and (iii) prior to the delivery and settlement of the Offered Shares, the resolutions of the EGM 1 and the EGM 2 will be duly and validly passed and will be in full force and effect and the conditions for the effectiveness of these resolutions will be fulfilled in accordance with applicable law.

We have reviewed, and relied on, (i) the consolidated articles of association of the Company as at 24 July 2014, (ii) the draft resolutions to be adopted by the shareholders of the Company at an extraordinary general meeting (the “EGM 1”) approving inter alia the increase of the Company’s share capital and the issuance of new shares, (iii) the draft resolutions to be adopted by the shareholders of the Company at an extraordinary general meeting (the “EGM 2”) approving inter alia the creation of an authorized share capital and the change of legal form of the Company from a private limited liability company (société à responsabilité limitée) to a joint stock corporation (société anonyme) under the laws of the Grand Duchy of Luxembourg, (iv) the draft consolidated articles of association of the Company reflecting the changes to be approved by the EGM 1 and the EGM 2 (the “Restated Articles of Association”), that have been disclosed to us and such certifications made to us, which we deemed necessary and appropriate as a basis for the opinions hereinafter expressed.

We express no opinion as to any laws other than the laws of the Grand Duchy of Luxembourg and this opinion is to be construed under Luxembourg law and is subject to the exclusive jurisdiction of the courts of Luxembourg.

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

1. The Company is a validly existing as a société à responsabilité limitée under the laws of the Grand Duchy of Luxembourg and upon the passing of the EGM 2, will be a validly existing société anonyme under the laws of the Grand Duchy of Luxembourg.

2. Subject to the due and valid passing of the EGM 1 and the EGM 2 in accordance with applicable law, as contemplated in the Registration Statement, the Offered Shares being offered by the Selling Shareholder, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use of our name under the heading “Validity of Common Shares” and “Certain Taxation Considerations” as regards the Grand Duchy of Luxembourg in the prospectus contained therein. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This Opinion is issued by and signed on behalf of Arendt & Medernach SA, admitted to practice in the Grand-Duchy of Luxembourg and registered on the list V of the Luxembourg Bar.

Very truly yours,

/s/ Laurent Schummer
By and on behalf of Arendt & Medernach SA

Laurent Schummer

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